  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2000.

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                              -------------------

                                LCA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              -------------------

                     DELAWARE                                           51-0305205
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
        OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

            C/O U.S. INDUSTRIES, INC.                                   08830-0169
              101 WOOD AVENUE SOUTH                                     (ZIP CODE)
                   ISELIN, N.J.
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (732) 767-0700

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                              NAME OF EACH EXCHANGE ON WHICH
       TITLE OF EACH CLASS TO BE REGISTERED                   EACH CLASS IS TO BE REGISTERED
       ------------------------------------                   ------------------------------
     Common stock, par value $0.01 per share                     New York Stock Exchange
         Preferred Stock Purchase Rights                         New York Stock Exchange

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: NONE

________________________________________________________________________________

                                LCA CORPORATION

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

ITEM 1. BUSINESS

    The registrant, LCA Corporation ('LCA'), a Delaware corporation, is presently a wholly-owned subsidiary of U.S. Industries, Inc. ('USI').

    The information required by this item is contained in the sections entitled 'Summary,' 'The Spin-off,' 'Financial Statements' and 'Business' of the Information Statement.*

ITEM 2. FINANCIAL INFORMATION

    The information required by this item is contained in the sections entitled 'Summary,' 'Capitalization,' 'Selected Combined Financial Data,' 'Unaudited Pro Forma Combined Condensed Financial Data' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' of the Information Statement.*

ITEM 3. PROPERTIES

    The information required by this item is contained in the section entitled 'Business' of the Information Statement.*

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information required by this item is contained in the sections entitled 'Executive Compensation' and 'Projected Ownership of Our Stock Immediately after the Spin-off' of the Information Statement.*

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

    The information required by this item is contained in the sections entitled 'Management -- Directors' and 'Management -- Executive Officers' of the Information Statement.*

ITEM 6. EXECUTIVE COMPENSATION

    The information required by this item is contained in the section 'Executive Compensation' of the Information Statement.*

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information required by this item is contained in the section entitled 'The Spin-off -- Agreements between LCA and USI and Relationship after the Spin-off' of the Information Statement.*

ITEM 8. LEGAL PROCEEDINGS

    The information required by this item is contained in the section entitled 'Business -- Legal Proceedings' of the Information Statement.*

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The information required by this item is contained in the sections entitled 'The Spin-off -- Manner of Effecting the Spin-off,' 'The Spin-off -- Results of the Spin-off,' 'Projected Ownership of Our Stock Immediately After the Spin-off' and 'Description of Capital Stock' of the Information Statement.*

---------
* Incorporated by reference.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

    None.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information required by this item is contained in the sections entitled 'Description of Capital Stock,' 'Rights Plan' and 'Purposes and Effects of Certain Provisions of Certificate of Incorporation, By-Laws and Delaware Statutory Law' of the Information Statement.*

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information required by this item is contained in the sections entitled 'Purposes and Effects of Certain Provisions of the Certificate of Incorporation, By-Laws and Delaware Statutory Law' and 'Limitation on Liability and Indemnification of Officers and Directors' of the Information Statement.*

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    The information required by this item is identified in 'Index to Combined Financial Statements' of the Information Statement.*

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

    1. See Index to Combined Financial Statements on page F-1 of the Information Statement.*

    2. Financial Statement Schedules:

    II. Valuation and Qualifying Accounts

    All Schedules, other than that indicated above, are inapplicable, and are therefore omitted.

(b) Exhibits

           2.1    --  Information Statement (attached to this Registration
                      Statement as Annex A)**
           3.1    --  Amended and Restated Certificate of Incorporation of LCA
                      (attached to Exhibit 2.1 as Annex A)**
           3.2    --  By-Laws of LCA***
           4.1    --  Rights Agreement, dated         , 2000, between LCA and
                                 , as Rights Agent***
           4.2    --  Specimen form of certificate evidencing LCA common stock***
          10.1    --  Spin-off Agreement, dated         , 2000, between USI and
                      LCA***
          10.2    --  Indemnification Agreement, dated         , 2000, between USI
                      and LCA***
          10.3    --  Tax Sharing and Indemnification Agreement dated      , 2000,
                      between USI and LCA***
          10.4    --  Corporate Transition Agreement, dated         , 2000,
                      between USI and LCA***
          10.5(a) --  Employment Agreements***
          10.7    --  LCA Corporation Stock Incentive Plan (attached to Exhibit
                      2.1 as Annex B)***
          10.8    --  Intercompany Promissory Notes together with index***
          11.1    --  Statement re: Computation of Per Share Earnings***
          12.1    --  Statement re: Computation of Ratios***
          21.1    --  Subsidiaries of LCA***
          24.1    --  Power of Attorney***
          27.1    --  Financial Data Schedule***

---------

  * Incorporated by reference.

 ** Filed herewith

*** To be filed by amendment

                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      LCA CORPORATION

                                      By: /s/ STEVEN C. BARRE
                                           .....................................
                                         Name: Steven C. Barre
                                         Title: Senior Vice President, General
                                                Counsel and Secretary

September 29, 2000

                             STATEMENT OF DIFFERENCES

The British pound sterling sign shall be expressed as..................'L'